Exhibit 99.1

ELECTRONIC ARTS REPORTS SECOND QUARTER RESULTS

Net Revenue up 35 Percent; Net Income up 27 Percent

Announces $750 Million Share Repurchase Program

REDWOOD CITY, CA – October 19, 2004 – Electronic Arts (NASDAQ: ERTS) today announced financial results for the fiscal second quarter ended September 30, 2004.

Net revenue was $716 million, up 35 percent as compared with $530 million for the fiscal quarter ended September 30, 2003. Sales were driven by Madden NFL 2005, The Sims™2, Burnout™ 3: Takedown™ and NCAA® Football 2005 – each reaching platinum status (over one million copies sold) in the quarter.

Madden NFL 2005 has sold over 4 million copies since launch.

The Sims 2 and Burnout 3: Takedown have each sold over one million copies in Europe alone.

Net income for the second quarter was $97 million, a 27 percent increase year-over-year. Diluted earnings per share were $0.31 as compared to $0.25 a year ago.

Non-GAAP net income for the second quarter was $98 million, a 27 percent increase. Non-GAAP diluted earnings per share were $0.31 as compared to $0.25 a year ago. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Trailing twelve month operating cash flow was $664 million as compared to $657 million for the same period a year ago.

EA’s Board of Directors has authorized a share repurchase program of up to $750 million. EA may purchase the Company’s common stock from time to time in the open market or through privately negotiated transactions over the next 12 months.

“We enter the holidays with strong momentum in North America, Europe and Asia,” said Larry Probst, Chairman and Chief Executive Officer. “EA SPORTS is having its best year ever and The Sims 2 had the strongest PC launch in EA’s history. In the December quarter, the breadth and quality of our global line-up is exceptional, with eleven new releases expected to achieve platinum status.”

“We are fortunate to be in a strong financial position,” said Warren Jenson, Chief Financial and Administrative Officer. “We have the financial strength to invest for the long term, maintain strategic flexibility and at the same time return capital to our shareholders through our share repurchase program.”

Current Highlights (comparisons are to the quarter ended September 30, 2003)

•	The Sims 2 sold through more than one million copies worldwide within the first ten days of release – the biggest PC launch in EA’s history.

•	Madden NFL 2005 became the #1 selling game of the year in North America – in just one month.

•	Net revenue: North America – up 32 percent to $473 million; Europe – up 45 percent to $210 million; Asia Pacific – up 21 percent to $21 million; Japan – up 29 percent to $12 million. Reported net revenue increased by approximately $23 million or 4 percent due to changes in foreign currency rates.

•	Gross margin was 60.3 percent – compared to 59.7 percent a year ago.

•	Operating income was $125 million – compared to $102 million. Operating margin was 17.4 percent – compared to 19.2 percent a year ago.

•	The acquisition of Criterion Software was completed in October, bringing the Burnout™ and Black franchises and RenderWare® technology to EA.

•	The Company announced plans to build a studio in China focused on creating games for this market.

•	EA received 4 out of the “Top Five PC Games with the Highest Expectations” awards and 2 out of the “Top Five Most Popular PC Games” awards at China Joy, China’s equivalent to E3.

Business Outlook

The following forward-looking statements reflect expectations as of October 19, 2004. Results may be materially different and are affected by many factors, such as changes in foreign exchange rates, the overall global economy, the popular appeal of our products, our effective tax rate, development delays, our ability to secure key licenses and other factors detailed in this release and in our annual and quarterly SEC filings.

Fiscal Third Quarter Expectations – Ending December 31, 2004

•	Net revenue is expected to be between $1.4 and $1.475 billion – as compared to $1.475 billion for the prior year.

•	Non-GAAP diluted earnings per share are expected to be between $1.16 and $1.26 – as compared to $1.26 for the prior year. This range does not factor in five cents of estimated charges related principally to our acquisition of Criterion Software.

•	GAAP diluted earnings per share are expected to be between $1.11 and $1.21 – as compared to $1.26 for the prior year.

Fiscal Year Expectations – Ending March 31, 2005

•	Net revenue is expected to be between $3.275 and $3.4 billion – as compared to $2.957 billion for fiscal 2004.

•	Non-GAAP diluted earnings per share are expected to be between $1.90 and $2.10 – as compared to $1.84 for fiscal 2004. This range does not factor in six cents of estimated charges related principally to our acquisition of Criterion Software.

•	GAAP diluted earnings per share are expected to be between $1.84 and $2.04 – as compared to $1.87 for fiscal 2004.

Our expected results include the projected impact of our share repurchase program.

Non-GAAP Financial Measures

Electronic Arts uses non-GAAP measures of operating income, net income and diluted earnings per share. These non-GAAP measures exclude the following items, including any related tax effect, from the Company’s statement of operations:

•	Amortization of intangibles and employee stock-based compensation

•	Restructuring and asset impairment charges

•	Other-than-temporary impairment of investments in affiliates

•	Charges for acquired in-process technology

The Company believes that excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Management considers these non-GAAP measures in its decision-making to facilitate more relevant operating comparisons.

A reconciliation of GAAP operating income to non-GAAP operating income; GAAP net income to non-GAAP net income; and GAAP diluted earnings per share to non-GAAP diluted earnings per share are included as part of the supplemental disclosures to this release.

Conference Call

Electronic Arts will host a conference call on October 19, 2004 at 2:00 pm PT (5:00 pm ET) to review the results for the Company’s second quarter ended September 30, 2004. Listeners may access the conference call live via webcast (http://investor.ea.com). A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Some statements set forth in this release, including those under the heading “Business Outlook,” contain forward-looking statements that involve risks and uncertainties. Statements including words such as “anticipate”, “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to business and economic risks and actual events or actual future results could differ materially from those set forth in the forward-looking statements due to such risks and uncertainties. Some of the factors which could cause our results to differ materially from our expectations include the following: our ability to predict consumer preferences among competing hardware platforms; the seasonality and cyclical nature of the interactive game segment; timely development and release of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; consumer spending trends; our ability to attract and retain key personnel; changes in effective tax rates; adoption of new accounting regulations and standards; potential regulation of our products in key territories; developments in the law regarding protection of our products; fluctuations in foreign exchange rates; and other factors described in our Annual Report on Form 10-K for the year ended March 31, 2004 and in our Form 10-Q for the quarter ended June 30, 2004. We do not intend to update these forward-looking statements, including those made under the “Business Outlook” heading.

Note to Editors: The Sims and John Madden Football are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Burnout, TakeDown and RenderWare are trademarks of Criterion Software Limited. NFL, NCAA, Tiger Woods & PGA TOUR are trademarks of their respective owners and used with permission. All other trademarks are the property of their respective owners.

For additional information, please contact:

Karen Sansot or Tricia Gugler	Jeff Brown
Directors, Investor Relations	Vice President, Corporate Communications
650-628-5597 or 650-628-7327	650-628-7922

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Net revenue	$715,728	$530,005	$1,147,369	$883,386
Cost of goods sold	283,911	213,762	460,666	363,725

Gross profit	431,817	316,243	686,703	519,661
Operating expenses:
Marketing and sales	107,518	64,041	170,738	123,125
General and administrative	42,043	36,032	77,097	66,792
Research and development	156,839	113,493	287,481	204,615
Amortization of intangibles	623	810	1,245	1,490
Restructuring charges	—	—	388	—

Total operating expenses	307,023	214,376	536,949	396,022

Operating income	124,794	101,867	149,754	123,639

Interest and other income, net	12,183	9,130	21,342	13,979

Income before provision for income taxes	136,977	110,997	171,096	137,618

Provision for income taxes	39,724	34,409	49,618	42,662

Net income	$97,253	$76,588	$121,478	$94,956

Net income:
Basic	$97,253	$76,588	$121,478	$94,956
Diluted	$97,253	$76,588	$121,478	$94,956

Earnings per share:
Basic	$0.32	$0.26	$0.40	$0.32
Diluted	$0.31	$0.25	$0.38	$0.31

Number of shares used in computation:
Basic	304,076	294,836	303,127	292,263
Diluted	316,049	307,779	315,778	304,013

Non-GAAP Results (in thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Condensed Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles and employee stock-based compensation, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates and charges for acquired in-process technology. The tax impact of the remaining items is calculated on a consolidated effective tax rate of 29% and 31% for the three and six months ending September 30, 2004 and 2003, respectively.

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Net income	$97,253	$76,588	$121,478	$94,956
Amortization	623	810	1,245	1,490
Restructuring charges	—	—	388	—
Income taxes effect on the above items	(181)	(251)	(474)	(462)

Non-GAAP net income	$97,695	$77,147	$122,637	$95,984

Non-GAAP diluted earnings per share	$0.31	$0.25	$0.39	$0.32
Number of shares used in diluted earnings per share computation	316,049	307,779	315,778	304,013

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2004	March 31, 2004 (a)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,489,659	$2,414,346
Marketable equity securities	259	1,225
Receivables, net of allowances of $122,577 and $154,682, respectively	379,389	211,916
Inventories	79,272	55,143
Deferred income taxes	80,804	84,312
Other current assets	140,883	161,867

Total current assets	3,170,266	2,928,809

Property and equipment, net	297,485	298,073
Investment in affiliates	15,341	14,332
Goodwill	92,648	91,977
Other intangibles, net	17,215	18,468
Long-term deferred income taxes	43,639	40,755
Other assets	66,061	71,612

Total Assets	$3,702,655	$3,464,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$172,017	$114,087
Accrued and other liabilities	587,275	630,138

Total current liabilities	759,292	744,225

Other liabilities	36,615	41,443

Total liabilities	795,907	785,668

Stockholders’ equity:
Common stock	3,051	3,015
Paid-in capital	1,264,563	1,153,680
Retained earnings	1,622,662	1,501,184
Accumulated other comprehensive income	16,472	20,479

Total stockholders’ equity	2,906,748	2,678,358

Total Liabilities and Stockholders’ Equity	$3,702,655	$3,464,026

(a)	Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
OPERATING ACTIVITIES
Net income	$97,253	$76,588	$121,478	$94,956
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,960	17,624	33,167	30,847
Equity in net income of investment in affiliates	(104)	(113)	(587)	(113)
Other-than-temporary impairment of investments in affiliate	—	589	—	589
Loss (gain) on sale of property, equipment and marketable equity securities	(1,560)	(8)	(3,893)	45
Stock-based compensation	48	235	273	429
Tax benefit from exercise of stock options	12,360	20,026	25,138	40,169
Change in assets and liabilities:
Receivables, net	(205,040)	(188,832)	(168,217)	(133,034)
Inventories	(25,053)	(13,928)	(24,097)	(406)
Other assets	26,665	17,892	26,590	19,063
Accounts payable	105,443	71,372	57,885	25,309
Accrued and other liabilities	62,003	61,113	(44,598)	(49,607)

Net cash provided by operating activities	88,975	62,558	23,139	28,247

INVESTING ACTIVITIES
Capital expenditures	(19,230)	(16,503)	(45,339)	(28,690)
Proceeds from sale of property and equipment	104	50	15,537	88
Proceeds from sale of marketable equity securities	3,115	—	3,115	—
Purchase of investment in affiliate	—	—	(250)	—
Proceeds from sale of investment in affiliate	—	—	—	8,467
Change in short-term investments, net	139,468	(549,357)	(845,584)	(722,787)
Purchase of minority interest	—	—	—	(2,513)
Acquisition of subsidiary, net of cash acquired	—	—	(12)	—

Net cash provided by (used in) investing activities	123,457	(565,810)	(872,533)	(745,435)

FINANCING ACTIVITIES
Proceeds from sale of common stock through employee stock plans and other plans	41,232	67,010	85,508	139,875
Repurchase of Class B common stock	—	(225)	—	(225)
Repayment of Class B notes receivable	—	(7)	—	128
Dividend to joint venture	—	—	—	(2,587)

Net cash provided by financing activities	41,232	66,778	85,508	137,191

Effect of foreign exchange on cash and cash equivalents	(809)	1,902	27	6,127

Increase (decrease) in cash and cash equivalents	252,855	(434,572)	(763,859)	(573,870)
Beginning cash and cash equivalents	1,133,171	810,697	2,149,885	949,995

Ending cash and cash equivalents	1,386,026	376,125	1,386,026	376,125
Short-term investments	1,103,633	1,358,049	1,103,633	1,358,049

Ending cash, cash equivalents and short-term investments	$2,489,659	$1,734,174	$2,489,659	$1,734,174

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in millions, except per share data)

The following tables show the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Condensed Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles and employee stock-based compensation, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates, charges for acquired in-process technology and their related income tax effect. The three months and year ended March 31, 2004 also exclude the impact of a one-time income tax adjustment.

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05
QUARTERLY RESULTS

Operating Income
GAAP operating income	$102	$558	$94	$25	$125
Adjustments:
Amortization	1	1	1	1	—
Restructuring charges	—	—	9	—	—
Asset impairment charges	—	—	—	—	—

Total adjustments	1	1	10	1	—

Non-GAAP operating income	$103	$559	$104	$26	$125

Non-GAAP operating income margin - % of net revenue	19%	38%	17%	6%	18%
Net Income
GAAP net income	$77	$392	$90	$24	$97
Adjustments:
Amortization	—	1	1	1	1
Restructuring charges	—	—	9	—	—
Asset impairment charges	—	—	—	—	—
Other-than-temporary impairment of investment in affiliates	—	—	—	—	—
Income taxes effect on the above items	—	—	(3)	—	—
Income tax adjustment	—	—	(20)	—	—

Total adjustments	—	1	(13)	1	1

Non-GAAP net income	$77	$393	$77	$25	$98

Non-GAAP net income margin - % of net revenue	15%	27%	13%	6%	14%

GAAP diluted earnings per share	$0.25	$1.26	$0.29	$0.08	$0.31
Non-GAAP diluted earnings per share	$0.25	$1.26	$0.25	$0.08	$0.31
Number of shares used in diluted earnings per share computation	308	311	313	316	316
TRAILING TWELVE MONTH RESULTS

Operating Income
GAAP operating income	$503	$691	$776	$779	$802
Adjustments:
Amortization	5	4	3	4	3
Restructuring charges	15	7	9	9	9
Asset impairment charges	66	64	—	—	—

Total adjustments	86	75	12	13	12
Non-GAAP operating income	$589	$766	$788	$792	$814

Non-GAAP operating income margin - % of net revenue	23%	27%	27%	26%	25%
Net Income
GAAP net income	$354	$496	$577	$583	$604
Adjustments:
Amortization	5	4	3	3	4
Restructuring charges	15	7	10	9	9
Asset impairment charges	66	64	—	—	—
Other-than-temporary impairment of investment in affiliates	10	—	—	—	—
Income taxes effect on the above items	(30)	(22)	(4)	(3)	(4)
Income tax adjustment	—	—	(20)	(20)	(20)

Total adjustments	66	53	(11)	(11)	(11)

Non-GAAP net income	$420	$549	$566	$572	$593

Non-GAAP net income margin - % of net revenue	16%	19%	19%	19%	18%

GAAP diluted earnings per share	$1.19	$1.60	$1.87	$1.88	$1.94
Non-GAAP diluted earnings per share	$1.41	$1.77	$1.84	$1.84	$1.90

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05	YOY % Growth
CONSOLIDATED FINANCIAL DATA
Net revenue	530	1,475	598	432	716	35%
Net revenue - trailing twelve months (“TTM”)	2,580	2,822	2,957	3,035	3,221	25%

Gross profit	316	962	372	255	432	37%
Gross margin - % of net revenue	60%	65%	62%	59%	60%
Gross profit - TTM	1,486	1,780	1,854	1,906	2,021	36%
Gross margin - TTM% of net revenue	58%	63%	63%	63%	63%

Operating income	102	558	94	25	125	23%
Operating income margin - % of net revenue	19%	38%	16%	6%	17%
Operating income - TTM	503	691	776	779	802	60%
Operating income margin - TTM% of net revenue	19%	24%	26%	26%	25%

Net income	77	392	90	24	97	27%
Diluted earnings per share	$0.25	$1.26	$0.29	$0.08	$0.31	24%
Net income - TTM	354	496	577	583	604	70%
Diluted earnings per share - TTM	$1.19	$1.60	$1.87	$1.88	$1.94	63%

Non-GAAP operating income (a)	103	559	104	26	125	22%
Non-GAAP operating income margin - % of net revenue	19%	38%	17%	6%	18%
Non-GAAP operating income - TTM (a)	589	766	788	792	814	38%
Non-GAAP operating income margin - TTM% of net revenue	23%	27%	27%	26%	25%

Non-GAAP net income (a)	77	393	77	25	98	27%
Non-GAAP diluted earnings per share (a)	$0.25	$1.26	$0.25	$0.08	$0.31	24%
Non-GAAP net income - TTM (a)	420	549	566	572	593	41%
Non-GAAP diluted earnings per share - TTM (a)	$1.41	$1.77	$1.84	$1.84	$1.90	35%

CASH FLOW DATA
Operating cash flow	63	79	562	(66)	89	42%
Operating cash flow - TTM	657	538	669	638	664	1%

Capital expenditures	17	27	34	26	19	17%
Capital expenditures - TTM	65	81	90	104	106	65%

BALANCE SHEET DATA
Cash, cash equivalents and short term investments	1,734	1,825	2,414	2,369	2,490	44%
Marketable equity securities	1	2	1	2	—	(66)%
Receivables, net	203	837	212	170	379	87%
Inventories	39	65	55	53	79	102%

OTHER
Employees	4,180	4,528	4,773	4,813	5,104	22%
Diluted weighted-average shares	308	311	313	316	316

(a)	Please see attached Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05	YOY % Growth
GEOGRAPHIC REVENUE MIX
North America Revenue	358	753	299	211	473	32%
Revenue outside North America	172	722	299	221	243	41%

Europe Revenue	145	658	249	190	210	45%
Asia Pacific Revenue	18	43	22	18	21	21%
Japan Revenue	9	21	28	13	12	29%

Net Revenue	530	1,475	598	432	716	35%

GEOGRAPHIC REVENUE MIX - as a % of Net Revenue
North America Revenue	68%	51%	50%	49%	66%
Revenue outside North America	32%	49%	50%	51%	34%

Europe Revenue	27%	45%	41%	44%	29%
Asia Pacific Revenue	3%	3%	4%	4%	3%
Japan Revenue	2%	1%	5%	3%	2%

Net Revenue	100%	100%	100%	100%	100%

PLATFORM REVENUE MIX
Sony PlayStation 2	221	732	244	162	312	41%
PC	93	220	76	67	141	51%
Xbox	69	205	80	57	142	107%
Nintendo GameCube	25	104	50	26	38	56%
Game Boy Advance	4	57	14	18	10	165%
Co-publishing and Distribution	92	122	112	67	49	(47)%
Subscription Services	11	12	13	13	13	13%
Advertising, Programming, Licensing and Other	15	23	9	22	11	(24)%

Net Revenue	530	1,475	598	432	716	35%

PLATFORM REVENUE MIX - as a % of Net Revenue

Sony PlayStation 2	42%	49%	41%	38%	43%
PC	18%	15%	13%	15%	20%
Xbox	13%	14%	13%	13%	20%
Nintendo GameCube	5%	7%	9%	6%	5%
Game Boy Advance	1%	4%	2%	4%	1%
Co-publishing and Distribution	17%	8%	19%	16%	7%
Subscription Services	2%	1%	2%	3%	2%
Advertising, Programming, Licensing and Other	2%	2%	1%	5%	2%

Net Revenue	100%	100%	100%	100%	100%

Platform SKU Release Mix

Sony PlayStation 2	6	11	4	3	9	50%
PC	10	7	1	3	6	(40)%
Xbox	5	11	3	3	8	60%
Nintendo GameCube	4	9	3	1	7	75%
Game Boy Advance	1	9	—	1	2	100%
Online and Other	2	1	—	—	1	(50)%

Total SKUs	28	48	11	11	33	18%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q2 Fiscal 2005

Q2 Product Releases	Platform
• Def Jam® Fight For NY™	PlayStation®2

• Madden NFL 2005	PlayStation 2

• Madden NFL 2005 Special Collector’s Edition	PlayStation 2

• NASCAR® 2005: Chase For The Cup™	PlayStation 2

• NCAA® Football 2005	PlayStation 2

• NHL® 2005	PlayStation 2

• Tiger Woods PGA TOUR® 2005	PlayStation 2

• Burnout™ 3: Takedown™	PlayStation 2

• Catwoman™	PlayStation 2

• Madden NFL 2005	PlayStation®

• Def Jam Fight For NY	Xbox®

• Madden NFL 2005	Xbox

• Nascar 2005: Chase For The Cup	Xbox

• NCAA Football 2005	Xbox

• NHL 2005	Xbox

• Tiger Woods PGA TOUR 2005	Xbox

• Burnout 3: Takedown	Xbox

• Catwoman	Xbox

• Def Jam Fight For NY	Nintendo GameCube™

• Madden NFL 2005	Nintendo GameCube

• Nascar 2005: Chase For The Cup	Nintendo GameCube

• NCAA Football 2005	Nintendo GameCube

• NHL 2005	Nintendo GameCube

• Tiger Woods PGA TOUR 2005	Nintendo GameCube

• Catwoman	Nintendo GameCube

• Madden NFL 2005	PC

• NHL 2005	PC

• The Sims™ 2	PC

• The Sims 2 Special Edition DVD	PC

• Tiger Woods PGA TOUR 2005	PC

• Catwoman	PC

• Madden NFL 2005	Game Boy® Advance

• Catwoman	Game Boy Advance

All trademarks are the property of their respective owners.